AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1996.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             BIG ENTERTAINMENT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   65-0385686
                      ------------------------------------
                      (I.R.S. employer identification no.)

           2255 GLADES ROAD, SUITE 237 WEST, BOCA RATON, FLORIDA 33431
           -----------------------------------------------------------
                    (Address of principal executive offices)


       1993 STOCK OPTION PLAN, AS AMENDED, AND DIRECTORS STOCK OPTION PLAN
       -------------------------------------------------------------------
                            (Full title of the plans)

                               MITCHELL RUBENSTEIN
           2255 GLADES ROAD, SUITE 237 WEST, BOCA RATON, FLORIDA 33431
           ------------------------------------------------------------
                    (Name and address of agent for service)

                                 (407) 998-8003
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                              Dale S. Bergman, Esq.
                                Broad and Cassel
                            201 South Biscayne Blvd.
                                   Suite 3000
                              Miami, Florida 33131
                                 (305) 373-9454


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES TO      AMOUNT TO BE         PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
     BE REGISTERED          REGISTERED(1)       OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION FEE
                                                     SHARE(2)                PRICE(2)
---------------------------------------------------------------------------------------------------------------------
  Common Stock, $.01          1,050,000            $.01-$8.4375            $6,714,470.79            $2,034.69
       Par Value


---------------------------------------------------------------------------------------------------------------------

(1) Represents 1,000,000 shares issuable upon exercise of stock options which have been granted and/or may hereafter be granted under the 1993 Stock Option Plan, as Amended (the "1993 Plan"), and 50,000 shares issuable upon exercise of stock options which have been granted or may hereafter be granted under the Directors Stock Option Plan (the "Directors Plan") (the 1993 Plan and the Directors Plan are hereinafter collectively referred to as the "Plans").

(2) This range of prices is based upon (i) for options granted under the Plans, the exercise price in accordance with Rule 457(h)(1) and (ii) for ungranted options under the Plans, the average of the high and low prices of the Company's Common Stock as of October 17, 1996, in accordance with Rule 457(c).

                                     PART II


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Securities and Exchange Commission by the Big Entertainment, Inc. (the "Company") are incorporated by reference into this Prospectus:

           (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

           (2) Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1996;

           (3) Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1996; and

           (4) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form SB-2, Registration No. 33-69294, and incorporated by reference to the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendments and reports filed for the purpose of updating such description.

           In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which de-registers the securities covered hereunder that remain unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of the filing of such documents.


ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Company's Articles of Incorporation provide that the Company shall indemnify and may insure its officers and directors to the fullest extent permitted by law. The Company has also entered into an agreement with each of its directors and executive officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

           The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgement in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities of such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officer or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not Applicable.


ITEM 8.    EXHIBITS.

            5.1       Opinion and Consent of Broad and Cassel

           10.1       1993 Stock Option Plan, as Amended

           10.2       Directors Stock Option Plan

           23.1       Consent of Arthur Andersen LLP

           23.2 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

           24.1 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.    UNDERTAKINGS.

           (a)  The undersigned Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 21st day of October, 1996.

                                            BIG ENTERTAINMENT, INC.


                                            By:/s/ MITCHELL RUBENSTEIN
                                               --------------------------------
                                                Mitchell Rubenstein
                                                Chairman of the Board and Chief
                                                Executive Officer

         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Mitchell Rubenstein and Laurie S. Silvers, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post effective amendments and amendments thereto) to this Registration Statement on Form S-8 of Big Entertainment, Inc. and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                       TITLE                            DATE
              ---------                       -----                            ----
/s/ MITCHELL RUBENSTEIN      Chairman of the Board, Chief Executive       October 21, 1996
------------------------     Officer (principal executive officer and
                             principal financial and accounting officer)
Mitchell Rubenstein


/s/ LAURIE S. SILVERS           Vice Chairman of the Board                October 21, 1996
------------------------               and President
Laurie S. Silvers

/s/ MARTIN H. GREENBERG         Senior Editor and Director                October 21, 1996
------------------------
Martin H. Greenberg

                                Director                                  ----------, 1996
------------------------
Harry T. Hoffman

              SIGNATURE                       TITLE                 DATE
              ---------                       -----                 ----

/s/ LAWRENCE GOULD                          Director           October 21, 1996
-------------------------------
Lawrence Gould


/s/ JULES L. PLANGERE, JR.                  Director           October 21, 1996
-------------------------------
Jules L. Plangere, Jr.


/s/ E. DONALD LASS                          Director           October 21, 1996
------------------------------
E. Donald Lass


------------------------------              Director           ----------, 1996
Deborah J. Simon


------------------------------              Director           ----------, 1996
John W. Waller, III

                                  EXHIBIT INDEX


EXHIBIT                     DESCRIPTION
-------                     -----------
5.1             Opinion and Consent of Broad and Cassel

10.1            1993 Stock Option Plan, as Amended1

10.2            Directors Stock Option Plan2

23.1            Consent of Arthur Andersen LLP

23.2 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration
                Statement)

24.1 Power of Attorney (included on the signature page of this Registration Statement)



1     Incorporated by reference to Exhibit A filed with the Company's Proxy
Materials filed on July 19, 1996.

2     Incorporated by reference to Exhibit 10.1(d) filed with the Company's
Registration Statement on Form SB-2 (No. 33-69294).

                                      II-5